AMENDED AND RESTATED BYLAWS

OF

KEYSTAR CORP.

a Nevada corporation

As Amended and Restated Effective as of September 28, 2022

ARTICLE I

OFFICES

1.1Principal Office and Registered Office. The principal office and place of business of KeyStar Corp. (the "Corporation") shall be at such location as established from time to time by resolution of the board of directors of the Corporation (the "Board"). The street address of the Corporation's registered agent is the registered office of the Corporation in Nevada.

1.2Other Offices. The Corporation may have other offices, either within or outside the State of Nevada, at such place or places as the Board may determine or the business of the Corporation may require from time to time.

ARTICLE II

STOCKHOLDERS' MEETINGS

2.1Place of Meetings. All meetings of stockholders shall be held at such place (if any) within or outside of the State of Nevada as may be determined from time to time by the Board or, if not determined by the Board, by the Chairman of the Board, the President or the Chief Executive Officer; provided, however that the Board may, in its sole discretion, determine that any meeting of stockholders shall not be held at any place but shall be held solely by means of electronic communications, videoconferencing, teleconferencing or other available technology authorized by and in accordance with the Nevada Revised Statutes ("NRS"), provided that the Corporation has implemented reasonable measures to: (a) verify the identity of each person participating through such means as a stockholder; and (b) provide the stockholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to communicate, and to read or hear the proceedings of the meetings in a substantially concurrent manner with such proceedings.

2.2Annual Meeting. Each annual meeting of the stockholders shall be held at such time and date as the Board shall determine. At each annual meeting of the stockholders, the stockholders shall elect directors and transact such other business as has been properly brought before the meeting in accordance with this Section 2. To be properly brought before an annual meeting, nominations and other business must be: (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board (or any duly authorized committee thereof), (ii) otherwise properly brought before the meeting by or at the direction of the Board, or (iii) otherwise properly brought before the meeting by a stockholder of record at the time of giving notice provided for in these amended and restated bylaws (as amended from time to time, the "Bylaws"), who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.

2.3Special Meetings. Special meetings of stockholders may be called at any time only by the Board, the Chairman of the Board or the Chief Executive Officer, for any purpose or purposes prescribed in the notice of the meeting and shall be held on such date and at such time as the Board may fix. Business transacted at any special meeting of stockholders shall be confined to the purpose or purposes stated in the notice of meeting. Except as otherwise restricted by the Corporation's amended and restated articles of incorporation (as amended from time to time, the "Articles of Incorporation") or applicable law, the Board may postpone, reschedule or cancel any special meeting of stockholders.

2.4Record Dates.

(a) For the purpose of determining the stockholders entitled to notice of and to vote at any meeting of stockholders or any adjournment or postponement thereof, or entitled to receive payment of any distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, if applicable.

(b) If no record date is fixed, the record date for determining stockholders: (i) entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the date on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (ii) for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders shall apply to any adjournment or postponement of the meeting; provided, however, that the Board may fix a new record date for the adjourned or postponed meeting and must fix a new record date if the meeting is adjourned or postponed to a date more than sixty (60) days later than the meeting date set for the original meeting.

2.5Notice of Meetings; Waiver of Notice. Except as otherwise provided by applicable law, a written notice of each annual and special meeting of the stockholders shall be given not less than ten (10) nor more than sixty (60) days before the date of such meeting to each stockholder of record of the Corporation entitled to vote at such meeting stating the time and place of the meeting and the purpose or purposes for which the meeting is called. Such notice shall be (a) mailed postage prepaid to a stockholder at the stockholder's address as it appears on the stock books of the Corporation, or (b) delivered to a stockholder by any other method of delivery permitted at such time by the NRS and other applicable law and by the rules of any exchange on which the Corporation's shares are listed at such time. The written certificate of the individual signing a notice of meeting, setting forth the substance of the notice or having a copy thereof attached, the date the notice was mailed or otherwise delivered to the stockholders and the addresses to which the notice was mailed shall be prima facie evidence of the manner and fact of giving such notice. Any stockholder may waive notice of any meeting by a signed writing, either before or after the meeting. Such waiver of notice shall be deemed the equivalent of the giving of such notice.

2.6Quorum; Adjournment. Except as otherwise provided by law or the Bylaws, the holders of a majority of the shares of the capital stock of the corporation entitled to vote at the meeting, present in person or represented by proxy, regardless of whether the proxy has authority to vote on all matters, shall constitute a quorum for the transaction of business. Where a separate class vote by a class or classes or series is required by the NRS, the Articles of Incorporation or the Bylaws, a majority of the shares of such class or classes or series present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter. Regardless of whether or not a quorum is present or represented at any annual or special meeting of the stockholders, the chairman of the meeting, or, in the absence of such person, any officer entitled to preside at or to act as secretary of such meeting, or the holders of a majority of the shares of stock entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at such meeting, until a quorum shall be present in person or represented by proxy, provided, however, that if a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At such adjourned meeting at which a quorum shall be present or represented by proxy, any business may be transacted which might have been transacted at the meeting as originally noticed.

2.7Voting.

(a) Number of Votes. Unless otherwise provided in the NRS or the Articles of Incorporation (including the certificate of designation relating to any outstanding class or series of the Corporation's capital stock), each stockholder of record, or such stockholder's duly authorized proxy, shall be entitled to one (1) vote for each share of voting stock standing registered in such stockholder's name at the close of business on the record date.

(b) For Other than Directors. If a quorum is present, unless the Articles of Incorporation, the Bylaws, the rules or regulations of any stock exchange applicable to the Corporation, Chapter 78 of the NRS or other applicable law provides for a different proportion, action by the stockholders entitled to vote on a matter, other than the election of directors, is approved by and is the act of the stockholders if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, unless voting by classes or series is required for any action of the stockholders by the NRS, the Articles of Incorporation or the Bylaws, in which case the number of votes cast in favor of the action by the voting power of each such class or series must exceed the number of votes cast in opposition to the action by the voting power of each such class or series.

(c) For Directors. If a quorum is present, directors shall be elected by a plurality of the votes cast.

(d) Validation of Vote. In determining the right to vote shares of the Corporation pursuant to this Section 2.7 or otherwise, the Corporation may rely on any instruments or statements presented to it, provided that the Corporation has the right, but not the obligation, to require and review such proof of ownership and voting rights as it determines in good faith. The Corporation is entitled to reject a vote, consent, waiver or proxy appointment if the secretary or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory's authority to sign for the stockholder. All decisions of the Corporation shall be valid and binding unless and until a court of competent jurisdiction determines otherwise.

2.8Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize, in a manner permitted by the NRS, another person or persons to act for such stockholder by proxy. Every proxy shall continue in full force and effect until its expiration or revocation in a manner permitted by the NRS. A proxy may be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient to support an irrevocable power. Subject to the above, any proxy may be revoked if an instrument or transmission revoking it or a properly created proxy bearing a later date is filed with or transmitted to the Secretary or another person appointed by the Corporation to count the votes of stockholders and determine the validity of proxies and ballots, or, in the case of a meeting of stockholders, the stockholder revokes the proxy by attending the meeting and voting the stockholder's shares in person, in which case, any vote cast by the person or persons designated by the stockholder to act as a proxy or proxies must be disregarded by the Corporation when the votes are counted.

2.9Director Nominations. Subject to the rights, if any, of the holders of preferred stock to nominate and elect directors, nominations of persons for election to the Board may be made by the Board, by a committee appointed by the Board or by any stockholder of record entitled to vote in the election of directors who complies with the notice procedures set forth in Section 2.10.

2.10Advance Notice of Stockholder Proposals and Director Nominations by Stockholders.

(a) Annual Meetings of Stockholders.

(i) Nominations of persons for election to the Board and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only: (A) pursuant to the Corporation's notice of meeting (or any supplement thereto); (B) by or at the direction of the Board or a committee appointed by the Board; or (C) by any stockholder who: (1) was a stockholder of record at the time the notice provided for in this Section 2.10 is delivered to the Secretary and at the time of the annual meeting, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.10; or (2) properly made such proposal in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (as so amended and inclusive of such rules and regulations, the "Exchange Act"), which proposal has been included in the proxy statement for the annual meeting.

(ii) For any nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to this Section 2.10, the stockholder must have given timely notice thereof in writing to the Secretary and must provide any updates or supplements to such notice at the times and in the forms required by this Section 2.10, and any such proposed business (other than the nominations of persons for election to the Board) must constitute a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day, prior to the first anniversary of the preceding year's annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above. To be in proper form, such stockholder's notice must:

(A) as to each person whom the stockholder proposes to nominate for election as a director of the Corporation, set forth: (1) the name, age, business address and residence address of the nominee; (2) the principal occupation or employment of the nominee; (3) the class and number of shares of the Corporation which are owned by the nominee, including shares beneficially owned and shares held of record; (4) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of the nominee with respect to any securities of the Corporation, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit of share price changes for, or to increase or decrease the voting power of the nominee; (5) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder; (6) a written statement executed by the nominee acknowledging that as a director of the Corporation, the nominee will owe fiduciary duties under Nevada law as a director of a corporation; and (7) any other information relating to the nominee that would be required to be disclosed about such nominee if proxies were being solicited for the election of the nominee as a director, or that is otherwise required, in each case pursuant to Section 14A of the Exchange Act (including without limitation the nominee's written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected);

(B) as to any other business that the stockholder proposes to bring before the meeting, set forth: (1) a brief description of the business desired to be brought before the meeting; (2) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws, the exact phrasing of the proposed amendment); (3) the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (4) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14A of the Exchange Act; and

(C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, set forth: (1) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner; (2) the class or series and number of shares of stock which are owned beneficially and of record by such stockholder and such beneficial owner, except that such stockholder shall in all events be deemed to beneficially own any shares of any class or series of stock of the Corporation as to which such stockholder has a right to acquire beneficial ownership at any time in the future; (3) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such stockholder and/or such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, including, in the case of a nomination, the nominee; (4) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder's notice by, or on behalf of, such stockholder and such beneficial owners, whether or not such instrument or right shall be subject to settlement in underlying shares of stock of the Corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to securities of the Corporation; (5) a representation that the stockholder is a holder of record of stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination; (6) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of outstanding stock required to approve or adopt the proposal or elect the nominee and/or (y) otherwise to solicit proxies or votes from stockholders in support of such proposal or nomination; (7) any material pending or threatened legal proceeding in which such stockholder is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation; (8) any other material relationship between such stockholder, on the one hand, and the Corporation or any affiliate of the Corporation, on the other hand; and (9) any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14A of the Exchange Act and the rules and regulations promulgated thereunder.

The foregoing notice requirements of this Section 2.10(a) shall be deemed satisfied by a stockholder with respect to business other than a nomination for election as a director of the Corporation if the stockholder has notified the Corporation of his, her or its intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder's proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee for election as a director of the Corporation to furnish such other information as the Corporation may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

(iii) Notwithstanding anything in the second sentence of Section 2.10(a)(ii) of the Bylaws to the contrary, in the event that the number of directors to be elected to the Board at the annual meeting is increased effective after the time period for which nominations would otherwise be due under Section 2.10(a)(ii) of the Bylaws and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section 2.10 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement of such increase is first made by the Corporation.

(b) Special Meetings of Stockholders. The only business to be conducted at a special meeting of stockholders is that brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting: (i) by or at the direction of the Board or a committee appointed by the Board; or (ii) provided that the Board has determined that directors shall be elected at such meeting, by any stockholder who is a stockholder of record at the time the notice provided for in this Section 2.10 is delivered to the Secretary, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 2.10. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation's notice of meeting, if the stockholder's notice required by Section 2.10(a)(ii) of the Bylaws shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or, if the first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, the close of business on the tenth (10th) day following the day on which the Corporation makes a public announcement of the date of the special meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above.

(c) General.

(i) Except as otherwise expressly provided in any applicable rule or regulation promulgated under the Exchange Act, only such persons who are nominated in accordance with the procedures set forth in this Section 2.10 shall be eligible to be elected at an annual or special meeting of stockholders to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.10. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty: (A) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.10 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made or solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies or votes in support of such stockholder's nominee or proposal in compliance with such stockholder's representation as required by Section 2.13(a)(ii)(4)(F) of the Bylaws); and (B) if any proposed nomination or business was not made or proposed in compliance with this Section 2.10, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.10, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding the fact that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.10, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(ii) For purposes of this Section 2.10, "public announcement" shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or other national news service or in a document publicly filed by the Corporation with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(iii) Notwithstanding the foregoing provisions of this Section 2.10, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 2.10; provided, however, that any references in the Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 2.10 (including clause (a)(ii)(C)) hereof and clause (b) hereof), and compliance with clauses (a)(ii)(C); and (b) of this Section 2.10 shall be the exclusive means for a stockholder to make nominations or submit other business (other than, as provided in the clause (a)(i) hereof, business other than nominations brought properly under and in compliance with Rule 14a-8 promulgated under the Exchange Act, as may be amended from time to time). Nothing in this Section 2.10 shall be deemed to affect any rights: (A) of stockholders to request inclusion of proposals or nominations in the Corporation's proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act; or (B) of the holders of any series of preferred stock of the Corporation to elect directors pursuant to any applicable provisions of the Articles of Incorporation.

(iv) A stockholder providing notice of its intent to propose business or to nominate a person for election to the Board shall update and supplement its notice to the Corporation, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.10 shall be true and correct as of the record date for notice of the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for notice of the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

2.11Conduct of Business. Subject to the requirements of the NRS and the express provisions of the Articles of Incorporation and the Bylaws, all annual and special meetings of stockholders shall be conducted in accordance with such rules and procedures as the Board may determine and, as to matters not governed by such rules and procedures, as the chairman of such meeting shall determine. Meetings of stockholders shall be presided over by the Chairman of the Board, or, in the absence of the Chairman, by the Chief Executive Officer, if any, or if there be no Chief Executive Officer or in the absence of the Chief Executive Officer, by the President, or, in the absence of the President, or, in the absence of any of the foregoing persons, by a chairman designated by the Board, or by a chairman chosen at the meeting by the stockholders entitled to cast a majority of the votes which all stockholders present in person or by proxy are entitled to cast.

2.12Consent of Stockholders in Lieu of Meeting. Whenever the vote of the stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, the meeting and vote of stockholders may be dispensed with if stockholders, having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, consent in writing to such corporate action being taken; provided, that in no case shall the written consent be by the holders of stock having less than the minimum percentage of the vote required by the NRS. Any action by consent of the stockholders pursuant to this Section 2.12 must follow the notice and timing procedures of Section 2.10 applicable to any business to be conducted at a stockholder meeting. Further, upon the request of a stockholder to conduct a consent solicitation, the Board shall adopt a resolution fixing a record date within ten (10) days of the date on which a request therefor is received, provided that such record date shall not be more than ten (10) days after the date of the adoption of such resolution.

ARTICLE III

BOARD OF DIRECTORS

3.1General Powers. The business and affairs of the Corporation shall be managed under the direction of the Board, except as otherwise provided in the NRS or the Articles of Incorporation.

3.2Number and Term of Office. The authorized number of directors of the Corporation shall be not less than one (1) nor more than thirteen (13), with the number of directors within the foregoing fixed minimum and maximum established and changed from time to time solely by resolution adopted by the Board without amendment to the Bylaws or the Articles of Incorporation. All directors of the Corporation shall be at least 21 years of age, and need not be stockholders of the Corporation. Subject to Section 3.3, each director shall be elected to hold office for a one-year term expiring at the next annual meeting of stockholders.

3.3Classification and Election. The Board shall not be classified. Each director shall hold office until his or her successor shall be elected or appointed and qualified or until his or her earlier death, retirement, disqualification, resignation or removal. No reduction of the number of directors shall have the effect of removing any director prior to the expiration of his or her term of office. No provision of this Section 3.3 shall restrict the right of the Board of Directors to fill vacancies or the right of the stockholders to remove directors, each as provided in the Bylaws.

3.4Vacancies and Newly Created Directorships. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the remaining directors then in office, though less than a quorum, or by a sole remaining director, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders and when his, her or their successors are elected or appointed, or until his, her or their earlier resignation or removal. No decrease in the number of authorized directors shall shorten the term of any incumbent director.

3.5Removal of Directors. Subject to any rights of the holders of Preferred Stock, if any, and except as otherwise provided in the NRS, any director may be removed from office with or without cause by the affirmative vote of the holders of not less than two-thirds (2/3) of the voting power of the issued and outstanding stock of the Corporation entitled to vote generally in the election of directors (voting as a single class) excluding stock entitled to vote only upon the happening of a fact or event unless such fact or event shall have occurred.

3.6Resignation. Any director may resign at any time upon notice given in writing or by electronic transmission to the Corporation. Such resignation shall take effect at the time therein specified, and, unless otherwise specified in such resignation, the acceptance of such resignation shall not be necessary to make it effective.

3.7Compensation. Each director, in consideration of his or her service as such, shall be entitled to receive from the Corporation such amount per annum or such fees for attendance at directors' meetings, or both, as the Board may from time to time determine, together with reimbursement for the reasonable out-of-pocket expenses, if any, incurred by such director in connection with the performance of his or her duties. Each director who shall serve as a member of any committee of directors, including as a chairman of such committee of directors, in consideration of serving as such shall be entitled to such additional amount per annum or such fees for attendance at committee meetings, or both, as the Board may from time to time determine, together with reimbursement for reasonable out-of-pocket expenses, if any, incurred by such director in the performance of his or her duties. Nothing contained in this Section 3.7 shall preclude any director from serving the Corporation or its subsidiaries in any other capacity and receiving proper compensation therefor.

3.8Regular Meetings. Regular meetings of the Board may be held without notice at such time and place, either within or without the State of Nevada, as shall be determined from time to time by the Board.

3.9Special Meetings. Special meetings of the Board may be held at any time or place, within or without the State of Nevada, whenever called by the Chairman or the Chief Executive Officer on at least twenty-four (24) hours' prior notice to each director given by one of the means specified in Section 5.7 hereof other than by mail, or on at least three (3) days' prior notice if given by mail. Special meetings shall be called by the Chairman or Chief Executive Officer in like manner and on like notice on the written request of a majority of the directors then serving as directors. In addition to the foregoing, if the Chairman determines that an emergency or other pressing issue exists that requires the consideration of the Board, the Chairman may call a special meeting of the Board upon three (3) hours' prior notice given by electronic mail to the electronic mail address of each director on file with the Corporation.

3.10Participation in Meetings by Telephone Conference Calls or Other Methods of Communication. Members of the Board or of any committee designated by the Board may participate in a meeting of the Board or such committee by any means of electronic communications, videoconferencing, teleconferencing or other available technology permitted under the NRS (including, without limitation, a telephone conference or similar method of communication by which all individuals participating in the meeting can hear each other) and utilized by the Corporation. If any such means are utilized, the Corporation shall, to the extent required under the NRS, implement reasonable measures to: (a) verify the identity of each person participating through such means as a director or member of the committee, as the case may be; and (b) provide the directors or members of the committee a reasonable opportunity to participate in the meeting and to vote on matters submitted to the directors or members of the committee, including an opportunity to communicate, and to read or hear the proceedings of the meeting in a substantially concurrent manner with such proceedings. Participation in a meeting pursuant to this Section 3.10 constitutes presence in person at the meeting.

3.11Quorum. A majority of the total number of authorized directors shall constitute a quorum at any meeting of the Board. In the absence of a quorum at any such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.

3.12Action at Meeting. At any meeting of the Board at which a quorum is present, the vote of a majority of those directors present shall be sufficient to take any action, unless a different vote is specified by applicable law, the Articles of Incorporation or the Bylaws.

3.13Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board or of any committee of the Board may be taken without a meeting if all members of the Board or committee, as the case may be, consent to the action in writing. Such written consent shall be filed with the minutes of the proceedings of the Board and shall have the same force and effect as a unanimous vote of such directors.

3.14Committees. The Board may, by resolution, designate one or more committees, each committee to consist of one or more of the directors of the Corporation, with such lawfully delegated powers and duties as it therefor confers, by committee charter or otherwise, to serve at the pleasure of the Board. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, the member or members of the committee present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board and subject to the provisions of the NRS, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation. The Board may remove any member from any committee at any time, with or without cause. Unless otherwise specified in the resolution of the Board designating a committee or the charter for such committee, at all meetings of such committee, a majority of the then-authorized members of the committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members of the committee present at any meeting at which there is a quorum shall be the act of the committee. Each committee shall keep regular minutes of its meetings. Unless the Board otherwise provides, each committee designated by the Board may make, alter and repeal rules for the conduct of its business. In the absence of such rules, each committee shall conduct its business in the same manner as the Board conducts its business pursuant to this Article III.

ARTICLE IV

OFFICERS

4.1Positions. The officers of the Corporation shall be a Chief Executive Officer, a Chief Financial Officer, a President, a Secretary, a Treasurer and such other officers (including, without limitation, a Chairman of the Board, one or more Vice Presidents and one or more Assistant Secretaries and Assistant Treasurers) as the Board from time to time may determine. Officers elected or appointed by the Board shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article IV. Such officers shall also have such powers and duties as from time to time may be conferred by the Board. The Board may elect or appoint one or more Vice Presidents as Executive Vice Presidents and may use descriptive words or phrases to designate the standing, seniority or areas of special competence of the Vice Presidents elected or appointed by it.

4.2Election or Appointment. The Board shall elect or appoint the officers of the Corporation at such time or times as the Board shall determine.

4.3Qualification. No officer need be a stockholder. Any two or more offices may be held by the same person.

4.4Term of Office. Each officer of the Corporation shall hold office for the term for which he or she is elected and until such officer's successor is elected and qualified or until such officer's earlier death, resignation or removal.

4.5Resignation and Removal. Any officer may resign at any time upon written notice to the Corporation. Such resignation shall take effect at the date of receipt of such notice or at such later time as is therein specified, and, unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective. Any officer may be removed at any time, with or without cause, by the Board. Any such removal or resignation shall be subject to the rights, if any, of the respective parties under any contract between the Corporation and such officer. The election or appointment of an officer shall not of itself create contract rights. Any vacancy occurring in any office of the Corporation shall be filled by the Board from time to time in its sole discretion.

4.6Chairman of the Board. The Chairman of the Board shall preside when present at all meetings of the stockholders and the Board. The Chairman of the Board shall have general supervision and control of the acquisition activities of the Corporation subject to the ultimate authority of the Board, and shall be responsible for the execution of the policies of the Board with respect to such matters. In the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer (if he or she shall be a director) shall preside when present at all meetings of the stockholders and the Board. The powers and duties of the Chairman of the Board shall not include supervision or control of the preparation of the financial statements of the Corporation (other than through participation as a member of the Board). The position of Chairman of the Board and Chief Executive Officer may be held by the same person.

4.7Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation, shall have the ultimate responsibility for the management and control of the business and affairs of the Corporation subject to the ultimate authority of the Board, and shall be responsible for the execution of the policies of the Board with respect to such matters, except to the extent any such powers and duties have been prescribed to the Chairman of the Board pursuant to Section 4.6 above. In the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer shall preside when present at all meetings of the stockholders and the Board. The position of Chief Executive Officer and President may be held by the same person.

4.8President. The President shall make recommendations to the Chief Executive Officer on all operational matters that would normally be reserved for the final executive responsibility of the Chief Executive Officer. The President shall perform such duties and have such powers as shall be delegated to him or her by the Board and the Chief Executive Officer. In the absence (or inability or refusal to act) of the Chairman of the Board and Chief Executive Officer, the President shall preside when present at all meetings of the stockholders and the Board. The position of President and Chief Executive Officer may be held by the same person.

4.9Chief Financial Officer. The Chief Financial Officer shall perform all the duties and have all the powers of the office of the chief financial officer of the Corporation and in general have overall supervision of the financial operations of the Corporation (including, without limitation, the care and custody of the funds and securities of the Corporation). The Chief Financial Officer shall, when requested, counsel with and advise the other officers of the Corporation, and perform such other duties and have such other powers as shall be delegated to him or her by the Chief Executive Officer or as the Board may from time to time determine.

4.10Vice Presidents. In the absence (or inability or refusal to act) of the President, the Vice President (or Vice Presidents, in order of their rank as fixed by the Board, and if not ranked, the Vice Presidents in the order designated by the Board) shall perform all of the duties of the President, and when so acting, shall have all the powers of, and be subject to all the restrictions on, the President. Each Vice President shall perform such other duties and have such other powers which are delegated and assigned to him or her by the Board or the Chief Executive Officer.

4.11Secretary and Assistant Secretaries.

(a) The Secretary shall attend all meetings of the stockholders, the Board and (as required) committees of the Board and shall record the proceedings of such meetings in books to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board and shall perform such other duties as may be prescribed by the Board or the Chief Executive Officer.

(b) The Secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation’s transfer agent or registrar, if one has been appointed, a stock ledger, or duplicate stock ledger, showing the names of the stockholders and their addresses, the number and classes of shares held by each and, with respect to certificated shares, the number and date of certificates issued for the same and the number and date of certificates cancelled.

(c) An Assistant Secretary shall, at the request of the Secretary, or in the absence or disability of the Secretary, perform all the duties of the Secretary. He or she shall perform such other duties as are assigned to him or her by the Board or the Chief Executive Officer. In the absence of the Secretary or any Assistant Secretary at any meeting of stockholders or directors, the person presiding at the meeting shall designate a temporary secretary to keep a record of the meeting.

4.12Treasurer and Assistant Treasurers. The Treasurer shall, in the absence (or inability or refusal to act) of a Chief Financial Officer, perform all the duties of the Chief Financial Officer and when so acting, shall have all the powers of, and be subject to all the restrictions on, the Chief Financial Officer. The Treasurer shall perform all other duties commonly incident to the office and such other duties as may, from time to time, be assigned to him or her by the Board, the Chief Executive Officer or the Chief Financial Officer. An Assistant Treasurer shall, at the request of the Treasurer, or in the absence or disability of the Treasurer, perform all the duties of the Treasurer. He or she shall perform such other duties which are assigned to him or her by the Board, Chief Executive Officer or the Chief Financial Officer.

ARTICLE V

GENERAL PROVISIONS

5.1Certificates of Stock. The shares of stock of the Corporation shall be represented by certificates, or shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock, or a combination of both, as determined by the Board. Every holder of stock shall be entitled to have a certificate, signed by or in the name of the Corporation by the Chairman, if any, or the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, certifying the number of shares owned by such holder of stock in the Corporation. Any or all of the signatures upon a certificate may be copies. In case any officer, transfer agent or registrar who has signed or whose copied or reproduced signature has been placed upon any certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. Each certificate for shares of stock which are subject to any restriction on transfer pursuant to the Articles of Incorporation, the Bylaws, applicable securities laws or any agreement among any number of stockholders or among such holders and the corporation shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction.

5.2Transfers. Shares of stock of the Corporation shall be transferable in the manner prescribed by law and in the Bylaws. Shares of stock of the Corporation shall be transferred on the books of the Corporation only by the holder of record thereof or by such holder's attorney duly authorized in writing, upon surrender to the Corporation of the certificate or certificates representing such shares endorsed by the appropriate person or persons (or by delivery of duly executed instructions with respect to uncertificated shares), with such evidence of the authenticity of such endorsement or execution, transfer, authorization and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing the names of the persons from and to whom it was transferred.

5.3Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate of stock in place of any previously issued certificate alleged to have been lost, stolen, or destroyed, or it may issue uncertificated shares if the shares represented by such certificate have been designated as uncertificated shares in accordance with the Bylaws, upon such terms and conditions as the Board may prescribe, including the presentation of reasonable evidence of such loss, theft or destruction and the giving of such indemnity as the Board may require for the protection of the Corporation or any transfer agent or registrar.

5.4Fiscal Year. The fiscal year of the corporation shall be as fixed by the Board.

5.5Corporate Seal. The Board may adopt a corporate seal, which shall be in such form as the Board determines.

5.6Waiver of Notice. Whenever any notice whatsoever is required to be given by law, by the Articles of Incorporation or by the Bylaws, a waiver of such notice either in writing signed by the person entitled to such notice or such person's duly authorized attorney, or by electronic transmission or any other method permitted under the NRS, whether before, at or after the time stated in such waiver, or the appearance of such person or persons at such meeting in person or by proxy, shall be deemed equivalent to such notice. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance at any meeting shall constitute waiver of notice except attendance for the sole purpose of objecting to the timeliness.

5.7Notices. Except as otherwise specifically provided herein or required by law, all notices required to be given under the NRS, the Articles of Incorporation or the Bylaws to any stockholder, director or officer of the corporation shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, or by sending such notice by commercial courier service, or electronic mail or other electronic transmission, provided that notice to stockholders by electronic transmission shall be given in accordance with the applicable provisions of the NRS. Any such notice shall be addressed to such stockholder, director, officer, employee or agent at his, her or its last known physical or electronic, as applicable, address as the same appears on the books of the corporation. The time when such notice shall be deemed to be received shall be as set forth in the applicable provisions of the NRS.

5.8Time Periods. In applying any provision of the Bylaws which require that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

ARTICLE VI

INDEMNIFICATION OF DIRECTORS AND OFFICERS

6.1Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a "Covered Person") who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he or she, or a person for whom he or she is legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity (an "Other Entity"), including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in Section 6.3, the Corporation shall be required to indemnify a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person only if the commencement of such Proceeding (or part thereof) by the Covered Person was authorized by the Board.

6.2Prepayment of Expenses. The Corporation shall pay the expenses (including reasonable attorneys' fees) incurred by a Covered Person in defending any Proceeding in advance of its final disposition, provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article VI or otherwise.

6.3Claims. If a claim for indemnification or advancement of expenses under this Article VI is not paid in full within thirty (30) days after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action, the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

6.4Non-Exclusivity of Rights. The rights conferred on any person in this Article VI shall not be exclusive of any other right which such persons may have or hereafter acquire under any statute, provision of the Articles of Incorporation, the Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

6.5Indemnification Contracts. The Board is authorized to enter into a contract with any director, officer, employee or agent of the corporation, or any person serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, providing for indemnification rights equivalent to or, if the Board so determines, greater than, those provided for in this Article VI.

6.6Other Sources. The Corporation's obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of an Other Entity shall be reduced by any amount such Covered Person collects as indemnification or advancement of expenses from such Other Entity.

6.7Effect of Amendment. Any amendment, repeal or modification of any provision of this Article VI shall not adversely affect any right or protection of any Covered Person in respect of any act or omission occurring prior to such amendment, repeal or modification.

6.8Other Indemnification and Prepayment of Expenses. This Article VI shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

ARTICLE VII

AMENDMENTS

7.1Amendment of Bylaws. The Board shall have the exclusive power to alter, amend or repeal the Bylaws, or adopt new Bylaws.